Exhibit 1
February 10, 2010

To:	Alberta Securities Commission
British Columbia Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Commission des valeurs mobilières du Québec
Saskatchewan Securities Commission
Office of the Administrator of Securities, New Brunswick
Nova Scotia Securities Commission
Registrar of Securities, P.E.I.
Securities Division, Department of Justice, Newfoundland
Registrar of Securities, Government of the Yukon Territory
Securities Registry, Government of the Northwest Territories
Securities Registry, Government of Nunavut

Toronto Stock Exchange
NASDAQ Stock Exchange
Dear Madam/Sir:
EARLY NOTICE — AMENDMENT — IVANHOE ENERGY INC.
In compliance with National Policy Statement 54-101, the following is advance notification of meeting for:

ISSUER:	Ivanhoe Energy Inc.

MEETING DATE:	April 28, 2010

RECORD DATE FOR NOTICE:	March 11, 2010

RECORD DATE FOR VOTING:	March 11, 2010

BENEFICIAL OWNERSHIP DETERMINATION:	March 11, 2010

SECURITY DESCRIPTION:	Common Shares, 465790103, US4657902023

MEETING TYPE:	Annual General Meeting

PLACE OF MEETING:	Vancouver, British Columbia
Yours truly,
IVANHOE ENERGY INC.
“Beverly A. Bartlett”
Beverly A. Bartlett
Vice President and Corporate Secretary